UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2011

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33650	22-2343568
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2011, NeoStem, Inc., a Delaware corporation (“NeoStem” or the “Company”) gave notice to Commerce Court Small Cap Value Fund, Ltd. (“Commerce Court”) of termination of the Common Stock Purchase Agreement dated as of May 19, 2010 between the Company and Commerce Court (as described below in Item 1.02 of this Current Report on Form 8-K). Also on September 28, 2011, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of shares of common stock, par value $0.001 per share, of NeoStem (the “Purchase Shares”) over the term of the Purchase Agreement.

Summary of terms of Purchase Agreement

On any business day on which the closing sale price of the Company’s common stock equals or exceeds the Formula Price (as defined below) over the 24-month term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 Purchase Shares per business day; however, no sale pursuant to such a Purchase Notice may exceed five hundred thousand dollars ($500,000) per business day, unless the Company and Aspire Capital mutually agree.  The Company and Aspire Capital also may mutually agree to increase the number of shares that may be sold per business day to as much as an additional 1,000,000 Purchase Shares per business day.  The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for the NeoStem common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the NeoStem common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities.  The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital for at least 100,000 Purchase Shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of NeoStem common stock equal to up to 30% of the aggregate shares of common stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”).  The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be 95% of the volume weighted average price for NeoStem common stock traded on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum.  Further, if on the VWAP Purchase Date the sale price of NeoStem common stock falls below the greater of (i) 90% of the closing price of NeoStem common stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by the Company in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Amount will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of NeoStem common stock fell below the VWAP Minimum Price Threshold and the VWAP Purchase Price will be 95% of the volume weighted average price of our common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by the Company, at its sole discretion.  The Company may deliver Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed; provided, however, that no sales may be effected under the Purchase Agreement on any date where the closing sale price of the Company’s common stock is less than 75% of the closing sale price of the Company’s common stock (rounded down to the nearest penny) on the business day immediately preceding the date the Purchase Agreement was executed (the “Formula Price”). Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement. The aggregate number of shares that the Company can sell to Aspire Capital under the Purchase Agreement may in no case exceed 18,747,906 shares of our common stock (which is equal to approximately 19.9% of the common stock outstanding on the closing date of the Purchase Agreement, less the 990,099 shares of the Company’s common stock (the “Commitment Shares”) being issued to Aspire Capital in consideration for entering into the Purchase Agreement) (the “Exchange Cap”), unless shareholder approval is obtained to issue more than such 19.9%, in which case the Exchange Cap will not apply.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of NeoStem common stock.  The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the Purchase Price, the VWAP Purchase Price and the frequency of the Company’s sales of Purchase Shares to Aspire Capital; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares is $20.0 million under the terms of the Purchase Agreement.  The Company’s delivery of Purchase Notices and VWAP Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Aspire Capital has been a NeoStem shareholder since 2010 and, including the Commitment Shares being issued to Aspire Capital in consideration for entering into the Purchase Agreement, Aspire Capital beneficially owns approximately 3,000,000 shares of the Company’s common stock.

Registration Rights

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated September 28, 2011.  The Registration Rights Agreement provides, among other things, that the Company will register the sale of the Commitment Shares and the Purchase Shares (collectively, the “Securities”) to Aspire Capital.  In accordance with the Registration Rights Agreement, the sale of the Securities to Aspire Capital is being made under the Company’s Registration Statement on Form S-3 (File No. 333-173855), filed with the Securities and Exchange Commission on May 2, 2011, as amended and supplemented from time to time (the “Registration Statement”).  The Company further agreed to keep the Registration Statement effective and to indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements.  For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  This Current Report on Form 8-K also incorporates by reference the Purchase Agreement and Registration Rights Agreement into the Registration Statement.  The representations and warranties contained in the Purchase Agreement are solely for the purpose of allocating contractual risk between the parties and not as a means of establishing facts.  The assertions embodied in those representations and warranties are qualified by information in the disclosure schedules to the Purchase Agreement, which schedules modify, qualify and create exceptions to the representations and warranties set forth in the Purchase Agreement.  The provisions of the Purchase Agreement, including the representations and warranties contained therein and the disclosure schedules attached thereto, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 1.02.  Termination of a Material Definitive Agreement.

On September 28, 2011 the Company gave notice to Commerce Court Small Cap Value Fund, Ltd. (“Commerce Court”) of termination of the Common Stock Purchase Agreement, dated as of May 19, 2010, between the Company and Commerce Court (the “Commerce Court Agreement”), effective October 3, 2011.  Under the Commerce Court Agreement Commerce Court had committed to purchase $20,000,000 of Common Stock on the terms set forth therein at the option of the Company for which the Company only elected to draw down a total of $1,800,000 with $18,200,000 remaining as of the termination date.

The description of the Commerce Court Agreement set forth in the Current Report on Form 8-K filed May 19, 2010 is incorporated by reference into this Item 1.02.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of September 28, 2011, by and between the Company and Aspire Capital Fund, LLC.

5.1	Opinion of Lowenstein Sandler PC.

10.1	Common Stock Purchase Agreement, dated as of September 28, 2011, by and between the Company and Aspire Capital Fund, LLC.

23.1	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Dated:  September 30, 2011